UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: February 25, 2010
DOLE FOOD COMPANY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-4455	99-0035300

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Dole Drive
Westlake Village, California 91362
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (818) 879-6600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3
EX-99.1
EX-99.2

Section 1. Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
Dole’s senior secured credit facilities were amended on March 2, 2010. Dole’s press release of March 3, 2010 announcing the completion of the amendments is Exhibit 99.1 to this Form 8-K. Dole’s senior secured term credit facility, as amended by Amendment No. 3, is Exhibit 10.1 to this Form 8-K. Dole’s senior secured revolving credit facility, as amended by Amendment No. 3, is Exhibit 10.2 to this Form 8-K. The amendments, among other things: (i) reduce the applicable Eurodollar interest rate for the term loan facilities to LIBOR plus 3.25%, with a LIBOR floor of 1.75%, or the base rate plus 2.25%, (ii) for the revolving credit facility, leave interest rates on borrowed funds unchanged at a range of LIBOR plus 3.00% to 3.50% or the base rate plus 2.00% to 2.50%, with the rate at any time determined by the average historical borrowing availability; (iii) change the financial covenant metrics to a maximum total leverage ratio and a minimum interest coverage ratio; (iv) add significant operating and financial flexibility for Dole; and (v) provide for other technical and clarifying changes.
Section 5. Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 25, 2010, Dole adopted a 2010 Management One-Year Incentive Plan (the “Plan”) for certain officers, including, among others, Dole’s executive officers. The Plan is Exhibit 10.3 to this Form 8-K. The Plan provides for a cash payout to the recipients based on performance measured by consolidated cash flow return on investment and Dole’s debt ratio. The actual payouts will range from 0% to 200% of target payout. The target payouts for Messrs. Murdock and DeLorenzo are 110% of their respective salaries, and for Messrs. Carter and Tesoriero 85% of their respective salaries.
Section 8. Other Events
Item 8.01. Other Events
On February 25, 2009, Dole’s Board of Directors set Dole’s annual meeting of stockholders for May 6, 2010, at 11:00 a.m., Pacific Time, at Dole’s World Headquarters, One Dole Drive, Westlake Village, California 91362, and has set March 25, 2010 as the record date for those eligible to receive notice of and to vote at such meeting. Dole’s press release of February 26, 2010 containing this information is Exhibit 99.2 to this Form 8-K.
Section 9. Financial Statement and Exhibits
Item 9.01. Financial Statements and Exhibits
(d) Exhibits:

10.1*	Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005, further amended and restated as of April 12, 2006, as amended March 18, 2009, as further amended on October 26, 2009 and as further amended on March 2, 2010, among Dole Food Company, Inc., a Delaware corporation, Solvest, Ltd., a company organized under the laws of Bermuda, the Lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Deposit Bank, Deutsche Bank AG New York Branch, as Administrative Agent, Banc of America Securities LLC, as Syndication Agent, The Bank of Nova Scotia and Rabobank International, as Co-Documentation Agents, and Deutsche Bank Securities Inc., as Lead Arranger and Sole Book Runner.

10.2*	Credit Agreement, dated as of April 12, 2006, as amended on March 18, 2009, as further amended on October 26, 2009 and as further amended on March 2, 2010, among Dole Food Company, Inc., a Delaware corporation, the Lenders party thereto from time to time, Deutsche Bank AG New York Branch, as Administrative Agent, Wells Fargo Capital Finance, LLC and Bank of America, N.A., as Co-Syndication Agents, The Bank of Nova Scotia, COBANK ACB and U.S. Bank National Association, as Co-Documentation Agents, Deutsche Bank Securities Inc., Wells Fargo Capital Finance, LLC and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Book Running Managers.

10.3*	Dole’s 2010 Management One-Year Incentive Plan.

99.1*	Press release re amendment of senior secured credit facilities.

99.2*	Press release re annual meeting of stockholders and record date.

*	Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dole Food Company, Inc. Registrant
March 3, 2010	By:	/s/ C. MICHAEL CARTER
C. Michael Carter
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description
10.1*
Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005, further amended and restated as of April 12, 2006, as amended March 18, 2009, as further amended on October 26, 2009 and as further amended on March 2, 2010, among Dole Food Company, Inc., a Delaware corporation, Solvest, Ltd., a company organized under the laws of Bermuda, the Lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Deposit Bank, Deutsche Bank AG New York Branch, as Administrative Agent, Banc of America Securities LLC, as Syndication Agent, The Bank of Nova Scotia and Rabobank International, as Co-Documentation Agents, and Deutsche Bank Securities Inc., as Lead Arranger and Sole Book Runner.

10.2*
Credit Agreement, dated as of April 12, 2006, as amended on March 18, 2009, as further amended on October 26, 2009 and as further amended on March 2, 2010, among Dole Food Company, Inc., a Delaware corporation, the Lenders party thereto from time to time, Deutsche Bank AG New York Branch, as Administrative Agent, Wells Fargo Capital Finance, LLC and Bank of America, N.A., as Co-Syndication Agents, The Bank of Nova Scotia, COBANK ACB and U.S. Bank National Association, as Co-Documentation Agents, Deutsche Bank Securities Inc., Wells Fargo Capital Finance, LLC and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Book Running Managers.

10.3*	Dole’s 2010 Management One-Year Incentive Plan.

99.1*	Press release re amendment of senior secured credit facilities.

99.2*	Press release re annual meeting of stockholders and record date.

*	Filed herewith

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